Exhibit 99.1
Contact:
Marvin (Mickey) S. Goldwasser
Open Solutions Inc.
860.652.3153
mgoldwasser@opensolutions.com
Open Solutions Inc. Announces Acquisition of
Information Services Group from BISYS
— Completed Acquisition Expands Presence in the Financial Services Marketplace—
GLASTONBURY, Conn., March 3, 2006 – Open Solutions Inc. (NASDAQ: OPEN), a provider of integrated, enterprise-wide data processing technologies for banks and credit unions, today announced that it has completed its acquisition of the Information Services group of New Jersey-based The BISYS Group, Inc. (NYSE: BSG) (BISYS), a leading provider of outsourced solutions to investment firms, insurance companies and banks. As previously stated, Open Solutions believes that this transaction will enable it to expand its product offerings, further increase its presence in the financial services marketplace and extend its client base to include the healthcare, insurance and corporate finance industries. Under terms of the completed agreement, Open Solutions purchased the Information Services group for a total cash consideration of approximately $470 million, subject to adjustment. The transaction was structured as a stock purchase with a section 338(h)(10) tax election.
The Information Services group provides industry-leading information processing, imaging and back-office services to banks, insurance companies and corporate clients. The group consists of Banking Solutions, which provides outsourced information processing for approximately 220 large and community banks (through its TotalPlus™ core platform offering or through Open Solutions’ relational core technology TotalCS™ via a strategic partnership); Corporate Financial Solutions, which provides outsourced information processing in the areas of asset retention, corporate banking, healthcare savings, and insured deposit services for more than 100 insurance companies and major corporations; and Document Solutions, which is one of the industry’s largest providers of check imaging and Check 21 technologies, serving approximately 400 financial institutions. Information Services operates from its offices in Cherry Hill, NJ, Houston, TX, Lombard, IL, Cincinnati, OH, Rockland, MA, and Birmingham, AL.
BISYS has been a strategic reseller and alliance partner of Open Solutions since 1997 when BISYS Information Services first partnered with Open Solutions to offer Open Solutions’ relational core data processing technology as an outsourced data processing alternative. The partnership had grown and expanded through the years to include access to Open Solutions’ full suite of complementary products and services. Both organizations have enjoyed an excellent working relationship as they sought to better address the growing demand in the market for Open Solutions’ technology offerings. The completion of this acquisition represents the natural progression of this relationship. The combined client base will benefit from the availability of even more choices in terms of open, industry-focused technology solutions and additional product offerings and services.
“We are very pleased to announce the completion of this acquisition and delighted to welcome both the employees of BISYS Information Services and their clients into the Open Solutions family,” said Louis Hernandez, Jr., chairman and CEO of Open Solutions. “We look forward to working closely together to further expand upon our company’s market presence and reach within the financial services industry. Information Services brings to us an ongoing and already established working relationship, with a similar industry focus, market vision, industry-skilled employee base and a desire to proactively serve the needs of its clients and the marketplace. Together, our organizations are fully committed to our ongoing efforts to offer industry-focused and innovative solutions designed to enable our clients to better compete and to provide superior products and services to their marketplaces.”
Russ Fradin, BISYS president and CEO, stated, “Open Solutions has earned an excellent reputation in the financial services arena of providing focused technology solutions combined with outstanding client service. As a result, we are pleased that we have finalized this agreement with Open Solutions and we believe that Information Services clients will be well served in the years ahead and that our associates are joining a world-class organization.”
Open Solutions intends to leverage and blend each organization’s strengths and experience to further expand into the overall financial services marketplace while continuing to serve the unique needs of both the banking and credit union industries.
Webcast and Phone Call
On Monday, March 6th at 10:00 am Eastern Time, Open Solutions management will host a live webcast and conference call for investors and financial analysts to discuss this transaction and the Company’s 2006 business outlook, which will be provided before the open of the financial markets on March 6th. To access the webcast, visit Open Solutions’ Web site located at www.opensolutions.com, enter the Investor Relations section and click on the Event Calendar link. To access the live conference call by phone, call: 866.510.0708 (or 617.597.5377 outside the United States), and enter the pass code 84709435. A telephone replay of the call will also be available for one week after the live call by calling 888.286.8010 (or 617.801.6888 outside the United States), and entering the pass code 51402761.
About BISYS
The BISYS Group, Inc. (NYSE: BSG) provides outsourcing solutions that enable investment firms, insurance companies and banks to more efficiently serve their customers, grow their businesses, and respond to evolving regulatory requirements. Its Investment Services group provides administration and distribution services for mutual funds, hedge funds, private equity funds, retirement plans and other investment products. Through its Insurance Services group, BISYS is the nation’s largest independent wholesale distributor of life insurance and a leading independent wholesale distributor of commercial property/casualty insurance, long-term care, disability, and annuity products. Additional information is available at www.bisys.com.
About Open Solutions Inc.
Open Solutions Inc. offers a fully-featured strategic product platform that integrates core data processing applications built on a single centralized Oracle® relational database with Internet banking, cash management, CRM/business intelligence, financial accounting tools, imaging, Check 21, electronic image/item processing, interactive voice response, Web hosting and design services, payment and loan origination solutions. Open Solutions’ full suite of products and services allows banks, thrifts and credit unions in the United States and Canada to better compete in today’s aggressive financial services marketplace, and expand and tap their trusted financial relationships, client affinity, community presence and personalized service.
For more information about Open Solutions or its financial product line, contact Mickey Goldwasser by email at mgoldwasser@opensolutions.com, by phone at 860.652.3153 or via fax at 860.652.3156. Visit Open Solutions’ Web site at www.opensolutions.com.

Open Solutions Inc.® is a registered trademark of Open Solutions Inc. All other company and product names may be trademarks of their respective owners. Copyright © 2006 Open Solutions Inc. All rights reserved.
Safe Harbor Statement
Statements made in this press release that state Open Solutions Inc.’s or management’s intentions, beliefs, expectations, or predictions for the future are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements are only predictions and may differ materially from actual future events or results. All forward looking-statements are only as of the date of this press release and Open Solutions Inc. undertakes no obligation to update or revise them. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause Open Solutions Inc.’s actual results to differ materially from those projected in such forward-looking statements. For example, we have entered into and may continue to enter into business combinations and acquisitions including the acquisition described in this press release, which may be difficult to integrate, disrupt our business, dilute stockholder value or divert management attention. Factors which could cause our actual results to differ materially from those projected in forward-looking statements include, without limitation, economic, competitive, governmental and technological factors affecting the banking and credit union industry and/or Open Solutions Inc.’s operations, markets, products, services, prices and other factors set forth under the heading “Factors Affecting Future Operating Results” in Open Solutions’ Quarterly Report on Form 10-Q for the three months ended Sept. 30, 2005, as filed with the Securities and Exchange Commission.